                                                                    EXHIBIT 3(B)

                         REPUBLIC NEW YORK CORPORATION
                                    BY-LAWS


                     (As amended through October 16, 1996)

                                    BY-LAWS
                                      OF
                         REPUBLIC NEW YORK CORPORATION


                                   ARTICLE I
                                   ---------
                                    OFFICES
                                    -------

Section 1.1  The principal office of Republic New York Corporation (the
-----------
"Corporation") in the State of Maryland shall be in the City of Baltimore, State of Maryland.

Section 1.2  The Corporation may also have offices at such other place or
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places, both within and without the State of Maryland, as the Board of
Directors, or the President of the Corporation acting under delegated authority, may from time to time determine.


                                  ARTICLE II
                                  ----------
                            MEETING OF STOCKHOLDERS
                            -----------------------

Section 2.1  Each meeting of the corporation's stockholders may be held at such
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place within the United States of America, either within or without the State of
Maryland, as the Corporation's Board of Directors shall determine.

Section 2.2  An Annual Meeting of the Corporation's stockholders shall be held
-----------
on such day during the month of May in each year as shall be designated by the Board of Directors. At each Annual Meeting, the Corporation's stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting. Failure to hold an Annual Meeting at the designated time shall not, however, invalidate the Corporation's corporate existence or affect otherwise valid corporate acts of the Corporation.

Section 2.3  At any time in the interval between Annual Meetings, a Special
-----------
Meeting of the Corporation's stockholders may be called by the Chairman of the Board or the President or by a majority of the Corporation's Board of Directors by vote at a meeting or in writing (addressed to the Corporate Secretary of the Corporation) without a meeting. Special meetings of the Corporation's stockholders shall be called by the Corporate Secretary on the written request of stockholders of the Corporation entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. A stockholders' request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Corporate Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a Special Meeting need not be called to consider any matter which is substantially the same as a matter voted on at any Special Meeting of stockholders of the Corporation held in the preceding 12 months.

Section 2.4  Not less than ten (10) days nor more than ninety (90) days before
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the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written or printed notice stating the time and place of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder

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at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provisions, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of stockholders, Annual or Special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 2.5  Business transacted at any Special Meeting of stockholders shall,
-----------
without the unanimous consent of all the stockholders entitled to vote thereat, be limited to the purpose stated in the notice of said meeting.

Section 2.6  At each meeting of the Corporation's stockholders, a quorum for the
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transaction of business shall be the holders of a majority of the Corporation's issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice, until a quorum shall be present or represented. At each adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If any adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, at any meeting, a quorum exists for the transaction of other business, the business as to which a quorum is present may be transacted by holder of stock present in person or by proxy who are entitled to vote thereon.

Section 2.7  When a quorum is present at any meeting of the Corporation's
-----------
stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question properly brought before such meeting, except that when the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required, such express provision shall govern and control the decision.

Section 2.8  Unless the Articles of Incorporation provide for a greater or
-----------
lesser number of votes per share or limits or denies voting rights, each stockholder shall at each meeting of the Corporation's stockholders be entitled to one vote in person or by proxy for each share of the Corporation's capital stock having voting power held by such stockholder. However, no proxy shall be voted after eleven months after the date thereof, unless the proxy provides for a longer period. In all elections of directors each stockholder shall have the right to vote, in person or by proxy, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

Section 2.9  Except as otherwise provided by law, each election of directors by
-----------
vote by ballot at a meeting of the Corporation's stockholders shall be conducted by one or more Inspectors of Election appointed for that purpose by the Chairman of the meeting. Each Inspector of Election, before entering upon the discharge of his duties, shall be duly sworn faithfully to execute the duties of his office at such meeting with strict impartiality and according to the best of his ability. If any such Inspector of Election appointed to act at any meeting shall not be present or shall fail to act, the Chairman of the meeting shall appoint some other person present to act as an Inspector of Election. The Inspector(s) of Election, at the request of the Chairman of the meeting, shall conduct any other

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vote by ballot taken at such meeting. Inspector(s) of Election may also be appointed to act at meetings of the Corporation's stockholders at which directors are not to be elected and, at the request of the Chairman of the meeting shall conduct, by ballot, any vote at such meeting.

Section 2.10  Whenever, by any provision of the statutes, the vote of
------------
stockholders is required or permitted to be taken at a meeting thereof for, or in connection with, any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent, in writing, to such corporate action being taken.



                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                   ---------

Section 3.1  The number of directors of the Corporation which shall constitute
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the whole of the Corporation's Board of Directors (the "Board") shall not be less than three nor more than thirty. Within the limits above specified, the number of directors constituting the Board shall be determined by resolution of the Board or by the Corporation's stockholders at the Annual Meeting, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. The directors shall be elected at the Annual Meeting of stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until the succeeding Annual Meeting of stockholders or until his successor is elected and qualified. Directors need not be stockholders.

Section 3.2  Vacancies and newly created directorships resulting from any
-----------
increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next Annual Meeting and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.3  The business of the Corporation shall be managed by its Board,
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which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The directors shall choose from among their number a Chairman of the Board and a Vice Chairman of the Board.

Section 3.4  At any meeting of stockholders, duly called and at which a quorum
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is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast on the election or removal of such director, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors. In case such a removal occurs but the stockholders entitled to vote thereon fail to fill any resulting vacancies, such vacancies may be filled by the Board of Directors pursuant to Section 3.2.

                       MEETING OF THE BOARD OF DIRECTORS
                       ---------------------------------

Section 3.5  The Board may hold meetings, both regular and special, either
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within or without the State of Maryland.

Section 3.6  After each meeting of stockholders at which a Board of Directors
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shall have been elected, the Board of Directors so elected shall meet, as soon as practicable, for the purpose of

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organization and the transaction of other business; and, in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders' meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. No notice of such meeting shall be necessary if held as hereinabove provided.

Section 3.7  Regular meetings of the Board may be held, without notice, at 452
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Fifth Avenue, New York, New York at 12:30 P.M. on the third Wednesday of
January, April, July and October of each year, unless another time and place shall be specified in a notice of meeting given by the Secretary.

Section 3.8  Special Meetings of the Board may be called by the Chairman or the
-----------
President upon notice to each director, either personally, by mail, by telex or by telegram. Special Meetings shall be called by the President or Secretary in like manner and on like notice upon the written request of two or more directors. Notice of the place, day and hour of every Special Meeting shall be given to each director at least twenty-four (24) hours before the time of the meeting, by delivering the same to him personally, by telephone, by telex, by telegraph, or by delivering the same at his residence or usual place of business, or, in the alternative, by mailing such notice at least seventy-two
(72) hours before the time of the meeting, postage paid, and addressed to him at his last known post office address, according to the records of the Corporation. Unless required by the By-Laws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, Annual or Special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 3.9  At all meetings of the Board one-third of the number of directors,
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but not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Members of the Board or any committee designated thereby may participate in a meeting of the Board or any such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

Section 3.10  Unless otherwise restricted by the Articles of Incorporation or
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these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto, in writing or writings and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.11  On any question on which the Board of Directors shall vote, the
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names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board so requests.

                            COMMITTEES OF DIRECTORS
                            -----------------------

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Section 3.12  EXECUTIVE COMMITTEE.  The Board of Directors shall appoint from among its members an Executive Committee of not less than three directors and a Chairman of the Executive Committee. When the Board of Directors is not in session, the Executive Committee shall have and may exercise, in the absence of or subject to any restrictions which the Board of Directors may from time to time impose, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 3.13 OTHER COMMITTEES. The Board of Directors may appoint any other committees, each of which shall be composed of one or more directors, as determined by the Board from time to time. Such other committees shall have such powers, subject to the same limitations as are applicable to the Executive Committee under Section 3.12, as shall be designated by the Board from time to time.

Section 3.14  COMMITTEE PROCEDURE.   Each committee shall keep minutes of its
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proceedings when exercising powers of the Board of Directors and may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint an eligible director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of
Section 3.9.

                           COMPENSATION OF DIRECTORS
                           -------------------------

Section 3.15  Each director may be paid his expenses, if any, of attendance at
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each meeting of the Board and may be paid a sum for attendance at each meeting of the Board and also for his services as director. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of Special or standing committees may be allowed like payments for attending committee meetings.

                           RESIGNATION OF DIRECTORS
                           ------------------------

Section 3.16  Any director may resign at any time either by oral tender of such
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resignation at any meeting of the Board or to the Chairman or President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately, unless a date certain is specified for it to take effect.


                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

Section 4.1  EXECUTIVE AND OTHER OFFICERS.  The Corporation shall have a
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President, who shall be a director, and a Corporate Secretary and a Treasurer, who need not be directors. The Corporation shall also have a Chairman of the Board and a Chairman of the Executive Committee, and may have one or more Vice Chairmen, all of whom shall be directors. The Board shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation. In the absence of any designation, the Chairman of the Board, if there be one, shall serve as chief executive officer. In the absence of the Chairman of the Board, or if there be none, the President shall serve as the chief executive officer. The Corporation may also have one or more Vice-Presidents, assistant and subordinate officers, other officers not designated by these By-Laws, and agents as it shall deem necessary, none of whom need be a director. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation.

Section 4.2  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall be a
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director and shall preside at all meetings of the Board and of the Stockholders at which he shall be present. Unless otherwise specified by the Board, he shall serve as the chief executive officer of the Corporation. In general, he shall perform such duties as are customarily performed by the chief executive officer of a corporation, and may also perform any duties of the President, and shall perform such other duties and may have such other powers as are, from time to time, assigned to him by the Board.

Section 4.3  CHAIRMAN OF THE EXECUTIVE COMMITTEE.  The Chairman of the Executive
-----------
Committee shall be a director and shall chair meetings of the Executive Committee, supervise and carry out policies adopted or approved by the Board and exercise such further powers and duties as are, from time to time, conferred upon or assigned to him by the Board.

Section 4.4  VICE CHAIRMAN.  Each Vice Chairman, if one or more be elected,
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shall be a director and shall perform such duties and may have such other powers as are, from time to time, assigned to him by the Board.

Section 4.5  PRESIDENT.  The President shall be a director and, unless otherwise
-----------
provided by resolution of the Board, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board and of the Stockholders at which he shall be present. In the absence of the Chairman of the Board, or if there be none, the President shall serve as the chief executive officer. The President may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he shall perform such duties usually performed by a president of a corporation and shall perform such other duties and may have such other powers as are from time to time assigned to him by the Board.

Section 4.6  VICE-PRESIDENTS.  The Vice-President or Vice-Presidents, at the
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request of the chief executive officer or the President, or in the absence of the President or during his inability or refusal to act, shall, in order of seniority of appointment, unless otherwise designated by the Board, the chief executive officer, or the President, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board, the chief executive officer, or the President.

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

Section 4.7  CORPORATE SECRETARY.  The Corporate Secretary shall attend all
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meetings of the stockholders and all meetings of the Board and record, or cause to be recorded, all the procedures of the meetings of the stockholders and the Board in books to be kept for that purpose. The Corporate Secretary may perform like duties for the standing committees when required. He shall, as required, give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board. He shall have custody of the corporate seal of the Corporation and he, or a Deputy or Associate or Assistant Corporate Secretary, shall affix the same to any instrument which is required or desired to be under its seal and when so affixed, it may be attested by his signature or by the signature of such Deputy or Associate or Assistant Corporate Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. In general, the Corporate Secretary shall perform all duties incident to the office of a secretary of a corporation, and shall perform such other duties and may have such other powers as are from time to time assigned to him by the Board, the chief executive officer or the President.

Section 4.8  DEPUTY CORPORATE SECRETARY, ASSOCIATE CORPORATE SECRETARY AND
-----------
ASSISTANT CORPORATE SECRETARY. The Deputy Corporate Secretary or the Associate Corporate Secretary or the Assistant Corporate Secretary, or if there be more than one, each of them, may, in the absence of the Corporate Secretary or during his inability or refusal to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties and have such other powers as are from time to time assigned to each of them by the Board, the chief executive officer, the President or the Corporate Secretary.

Section 4.9  TREASURER.  The Treasurer shall have charge of and be responsible
-----------
for all corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit, or cause to be deposited, all moneys and other valuable effects, in the name and to the credit of the Corporation, in such depositories as may from time to time be designated. He shall render to the Board, the chief executive officer or the President, when so required, an account of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties incident to the office of a treasurer of a corporation, and shall perform such other duties and may have such other powers as are from time to time assigned to him by the Board, the chief executive officer or the President.

Section 4.10  ASSISTANT TREASURERS.  The Assistant Treasurer, or if there shall
------------
be more than one, each of them, may, in the absence of the Treasurer or during his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as are from time to time assigned to each of them by the Board, the chief executive officer, the President or the Treasurer.

Section 4.11  ASSISTANT AND SUBORDINATE OFFICERS, OTHER OFFICERS AND AGENTS.
------------
The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Corporate Secretary or Treasurer. Assistant officers, subordinate officers, other officers not designated by these By-Laws, and agents shall perform such duties and have such powers as are from time to time assigned to them by the Board, the chief executive officer, the President, or any management committee or officer authorized by the Board or these By-Laws.

Section 4.12  ELECTION, TENURE AND REMOVAL OF OFFICERS.  The Board shall elect
------------
all officers but may authorize any management committee or officer to appoint any assistant or subordinate officer, other officer not designated by these By-Laws, or agent. Election or appointment of any officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their respective offices during the pleasure of the Board. The Board may remove any officer at any time but may authorize any management committee or officer to remove any assistant or subordinate officer, other officer not designated by these By-Laws, or agent. The removal of an officer does not prejudice any of his contract rights. Any officer may resign at any time, either by oral tender of such resignation to the Chairman of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately, unless a date certain is specified for it to take effect. The Board may fill a vacancy which occurs in any office but may authorize any management committee or officer to fill any vacancy caused by the removal or resignation of any assistant or subordinate officer, other officer not designated by these By-Laws, or agent.

Section 4.13  COMPENSATION.  The Board shall have power to fix the salaries and
------------
other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board may authorize any management committee or officer to fix the salaries, compensation and remuneration of any officers, employees and agents other than those who are members of the Management Executive Committee of the Corporation.



                                   ARTICLE V
                                   ---------
                             CERTIFICATES OF STOCK
                             ---------------------

Section 5.1  Every holder of stock in the Corporation shall be entitled to have
-----------
a certificate, signed by, or in the name of the Corporation by the Chairman of the Board or President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or a Deputy or Associate or Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 5.2  Where a certificate is manually countersigned (1) by a transfer
-----------
agent, other than the Corporation or its employee, or, (2) by a registrar, other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is signed, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES
                               -----------------

Section 5.3  The Board may authorize a new certificate or certificates to be
-----------
issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK
                               -----------------

Section 5.4  Upon surrender to the Corporation or the transfer agent of the
-----------
Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.5  The Board may, at its discretion, appoint one or more banks or
-----------
trust companies in New York City, and in such other city or cities as the Board may deem advisable, including any banking subsidiary of the Corporation, from time to time, to act as transfer agent(s) and registrar(s) of the stock of the Corporation.


                              FIXING RECORD DATE
                              ------------------

Section 5.6  The Board is hereby empowered to fix, in advance, a date as the
-----------
record date for the purpose of determining stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date of which the particular action, requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                                 STOCK LEDGER
                                 ------------

Section 5.7  Original or duplicate stock ledgers, containing the name and
-----------
addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

                            REGISTERED STOCKHOLDERS
                            -----------------------

Section 5.8  The Corporation shall be entitled to recognize the exclusive right
-----------
of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.


                                  ARTICLE VI
                                  ----------
                              GENERAL PROVISIONS
                              ------------------

                                   DIVIDENDS
                                   ---------

Section 6.1  Dividends upon the capital stock of the Corporation, subject to the
-----------
provisions of the Articles of Incorporation, if any, may be declared by the Board at any Annual or Special Meeting, pursuant to the law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

                                    CHECKS
                                    ------

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

Section 6.2  All checks or demand for money and notes of the Corporation shall
-----------
be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                                  FISCAL YEAR
                                  -----------

Section 6.3  The fiscal year of the Corporation shall be the calendar year.
-----------


                                     SEAL
                                     ----

Section 6.4  The Corporation's seal shall have inscribed thereon the name of the
-----------
Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ANNUAL REPORT
                                 -------------

Section 6.5  There shall be prepared annually a full and correct statement of
-----------
the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the Annual Meeting of the stockholders and filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary by-law adopted by the Board. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

                         SHARES OF OTHER CORPORATIONS
                         ----------------------------

Section 6.6  The Chairman of the Board, the President, any Vice President, and
-----------
the Secretary is each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers. Notwithstanding the above, however, the Board, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.


                                  ARTICLE VII
                                  -----------
                                  AMENDMENTS
                                  ----------

Section 7.1  Subject to the special provisions of Section 3.1, (a) any and all
-----------
provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any Annual Meeting of the stockholders, or at any Special Meeting called for that purpose, and (b) the Board shall have the power, at any regular or Special Meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.

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